                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use of our report dated January 15, 1996, on our audit of the financial statements of Summit American Associates for the year ended December 31, 1995, in the Registration Statement of Summit Properties Partnership, L.P. on Form 10/A-2 (File No. 0-22411), and to all references to our firm included in or made a part of such Registration Statement, and to the incorporation by reference of such report in the Registration Statement of Summit Properties Inc. on Form S-3 (File No. 333-25575).


                                            /s/ REZNICK FEDDER & SILVERMAN

                                            REZNICK FEDDER & SILVERMAN

Charlotte, North Carolina

June 30, 1997